EXHIBIT 99.1

Contact:	Stacie Frank	FOR IMMEDIATE RELEASE
Investor Relations
312-394-3094

Judy Rader
Corporate Communications
312-394-7417

Exelon Announces First Quarter Results;

Raises Bottom End of Guidance Range for Full Year 2010 Earnings

CHICAGO (April 23, 2010) – Exelon Corporation (Exelon) announced first quarter 2010 consolidated earnings as follows:

	First Quarter
	2010	2009
Adjusted (non-GAAP) Operating Results:
Net Income ($ millions)	$662	$797
Diluted Earnings per Share	$1.00	$1.20
GAAP Results:
Net Income ($ millions)	$749	$712
Diluted Earnings per Share	$1.13	$1.08

“We again delivered on our financial and operating commitments with first quarter earnings topping our guidance range of $0.85 to $0.95 per share,” said John W. Rowe, Exelon’s chairman and CEO. “We continue to manage the factors in our control, such as our focus on strong operations, which resulted in our Generation company achieving a 92.3% nuclear capacity factor in the first quarter, even with five planned refueling outages, and our utilities ComEd and PECO attaining exceptional performance during adverse winter weather conditions. Expecting to sustain this performance and make further progress on cost management and reflecting market conditions and load slightly favorable to our previous forecast, we are raising the bottom end of our 2010 earnings per share guidance range from $3.60 to $3.70 and keeping the top end at $4.00.”

First Quarter Operating Results

The decrease in first quarter 2010 adjusted (non-GAAP) operating earnings to $1.00 per share from $1.20 per share in first quarter 2009 was primarily due to:

•

Lower energy gross margins at Exelon Generation Company, LLC (Generation) largely reflecting unfavorable market and portfolio conditions and lower nuclear output due to increased scheduled refueling outage days;

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•	Increased planned nuclear outage costs due to the increased scheduled refueling outage days;

•	The benefit recognized in the first quarter of 2009 related to an Illinois Supreme Court tax ruling, which was subsequently reversed in the third quarter of 2009; and

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Increased depreciation and amortization expense primarily related to the higher scheduled competitive transition charge (CTC) amortization at PECO Energy Company (PECO) and increased depreciation expense across the operating companies due to ongoing capital expenditures.

Lower first quarter 2010 earnings were partially offset by:

•

Decreased operating and maintenance expense largely due to recovery of prior year uncollectible accounts expense at Commonwealth Edison Company (ComEd) and savings achieved through the ongoing cost management initiative.

Adjusted (non-GAAP) operating earnings for the first quarter of 2010 do not include the following items (after tax) that were included in reported GAAP earnings:

	(in millions)	(per diluted share)
Mark-to-market gains primarily from Generation’s economic hedging activities	$142	$0.21
Non-cash charge resulting from health care legislation related to Federal income tax changes	$(65)	$(0.10)
Unrealized gains related to nuclear decommissioning trust (NDT) fund investments to the extent not offset by contractual accounting	$20	$0.03
Costs associated with the retirement of certain Generation fossil generating units	$(8)	$(0.01)
Costs associated with the 2007 Illinois electric rate settlement agreement	$(2)	—

Adjusted (non-GAAP) operating earnings for the first quarter of 2009 did not include the following items (after tax) that were included in reported GAAP earnings:

	(in millions)	(per diluted share)
Charge related to impairments of certain Texas plants at Generation	$(135)	$(0.20)
Mark-to-market gains primarily from Generation’s economic hedging activities	$112	$0.17
Unrealized losses related to NDT fund investments to the extent not offset by contractual accounting	$(33)	$(0.05)
Costs associated with the 2007 Illinois electric rate settlement agreement	$(21)	$(0.03)
External costs related to Exelon’s proposed acquisition of NRG Energy, Inc.	$(8)	$(0.01)

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2010 Earnings Outlook

Exelon narrowed its guidance range for 2010 adjusted (non-GAAP) operating earnings from $3.60 to $4.00 per share to $3.70 to $4.00 per share. Operating earnings guidance is based on the assumption of normal weather for the balance of the year.

The outlook for 2010 adjusted (non-GAAP) operating earnings for Exelon and its subsidiaries excludes the following items:

•	Mark-to-market adjustments from economic hedging activities

•	Unrealized gains and losses from NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements

•	Significant impairments of assets, including goodwill

•	Changes in decommissioning obligation estimates

•	Costs associated with the 2007 Illinois electric rate settlement agreement

•	Costs associated with ComEd’s 2007 settlement with the City of Chicago

•	Costs associated with the retirement of fossil generating units

•	Non-cash charge resulting from the passage of Federal health care legislation

•	Other unusual items

•	Significant future changes to GAAP

First Quarter and Recent Highlights

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Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station, produced 34,109 gigawatt-hours (GWh) in the first quarter of 2010, compared with 35,382 GWh in the first quarter of 2009. The Exelon-operated nuclear plants achieved a 92.3 percent capacity factor for the first quarter of 2010 compared with 96.2 percent for the first quarter of 2009. The Exelon-operated nuclear plants completed three scheduled refueling outages and began two others in the first quarter of 2010, compared with completing one and beginning two other scheduled refueling outages in the first quarter of 2009. The number of refueling outage days totaled 101 in the first quarter of 2010 versus 34 days in the first quarter of 2009. Among the planned outages completed in this year’s first quarter was the extended refueling outage at Three Mile Island Unit 1, which included the replacement of steam generators. The number of non-refueling outage days at the Exelon-operated plants totaled 5 days in the first quarter of 2010 compared with 13 days in the first quarter of 2009.

•

Fossil and Hydro Operations: The equivalent demand forced outage rate for Generation’s fossil fleet was 3.8 percent in the first quarter of 2010, down from 5.7 percent in the first quarter of 2009. This favorable change was largely attributable to forced outages at Eddystone and Schuylkill in the first quarter of 2009. The equivalent availability factor for the hydroelectric facilities was 95.4 percent in the first quarter of 2010, compared with 94.4 percent in the first quarter of 2009, largely due to an earlier than planned outage in March 2009 at Muddy Run.

•

Hedging Update: Exelon’s hedging program involves the hedging of commodity risk for Exelon’s expected generation, typically on a ratable basis over a three-year period. Expected generation represents the amount of energy estimated to be generated or purchased through

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owned or contracted-for capacity. The proportion of expected generation hedged as of March 31, 2010 is 95 to 98 percent for 2010, 79 to 82 percent for 2011 and 48 to 51 percent for 2012. The primary objective of Exelon’s hedging program is to manage market risks and protect the value of its generation and its investment grade balance sheet while preserving its ability to participate in improving long-term market fundamentals.

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Illinois Uncollectibles Recovery Rider: In July 2009, comprehensive legislation was enacted into law in Illinois that provides public utility companies the ability to bill or refund customers for the difference between the company’s annual uncollectible accounts expense and amounts collected in rates through a rider mechanism, beginning with 2008 and prospectively. ComEd under-collected approximately $26 million during 2008 and approximately $44 million during 2009. On February 2, 2010, the Illinois Commerce Commission (ICC) issued an order approving ComEd’s proposed tariffs for collecting the increases or decreases in uncollectible accounts expense, with minor modifications. With the ICC’s approval of the tariff, ComEd began collecting past due amounts this month. ComEd recorded the $70 million benefit related to 2008 and 2009 in the first quarter of 2010. As required by the legislation, ComEd also made a one-time contribution of approximately $10 million in the first quarter of 2010 to the Supplemental Low-Income Energy Assistance Fund to assist low-income residential customers.

•

ComEd Credit Facility: On March 25, 2010, ComEd closed on a $1 billion unsecured revolving credit facility that has an initial term expiring on March 25, 2013. ComEd may request up to two one-year extensions of this term. The facility is available for general corporate purposes and letters of credit. A total of 22 banks have commitments in the facility with no one bank having exposure of more than 6 percent of the total. The facility replaces a $952 million revolving credit facility that was due to expire on February 16, 2011.

•

ComEd Credit Rating Upgrade: On January 25, 2010, Fitch Ratings, Ltd. (Fitch) upgraded ComEd’s senior secured debt rating to “BBB+” from “BBB” and its commercial paper rating to “F3” from “B”. The Fitch rating outlook for all the Exelon companies is stable.

•

PECO Electric and Gas Delivery Rate Cases: On March 31, 2010, PECO filed proposals with the Pennsylvania Public Utility Commission (PAPUC) seeking approvals to increase its annual electric and natural gas delivery revenues by $316 million and $44 million, respectively, beginning January 1, 2011. The first electric delivery rate request since 1989 and only the second natural gas delivery rate request in 23 years, the increases will enable PECO to continue to meet customer demand and ensure the safe and reliable delivery of electricity and natural gas. The delivery charge, or the portion of the bill that covers PECO’s costs to deliver electricity and natural gas, represents about one-third of a customer’s overall bill, and is expected to increase 6.94% and 5.28%, respectively, as a percentage of the overall bill.

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PECO Smart Meter/Smart Grid Program: Effective April 12, 2010, PECO entered into a Financial Assistance Agreement with the U.S. Department of Energy (DOE) for Smart Grid Investment Grant (SGIG) funds under the American Recovery and Reinvestment Act of 2009. Under the SGIG, PECO has been awarded $200 million, the maximum allowable grant under the program, for its SGIG project – Smart Future Greater Philadelphia. The SGIG project has a budget of approximately $436 million and includes demonstration projects by two sub-recipients,

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Drexel University and Liberty Property Trust. As a result of SGIG funding, PECO will deploy 600,000 smart meters within three years and accelerate universal deployment of more than 1.6 million smart meters to 10 years from 15 years. The SGIG grant is considered non-taxable based on recent IRS guidance. In total, over the next ten years, PECO is planning to spend up to $650 million on its smart grid and smart meter infrastructure. The $200 million SGIG from the DOE will be used to significantly reduce the impact of those investments on PECO ratepayers. On April 22, 2010, the PAPUC approved PECO’s Smart Meter Procurement and Installation Plan.

OPERATING COMPANY RESULTS

Generation consists of owned and contracted electric generating facilities, wholesale energy marketing operations and competitive retail sales operations.

First quarter 2010 net income was $561 million compared with $528 million in the first quarter of 2009. First quarter 2010 net income included (all after-tax) mark-to-market gains of $142 million from economic hedging activities before the elimination of intercompany transactions, unrealized gains of $20 million related to NDT fund investments, a charge of $26 million related to the passage of Federal health care legislation, costs of $8 million associated with the retirement of certain fossil generating units and a charge of $1 million for costs associated with the 2007 Illinois electric rate settlement. First quarter 2009 net income included (all after tax) mark-to-market gains of $112 million from economic hedging activities before the elimination of intercompany transactions, a charge of $135 million associated with the impairment of certain Texas plants (Handley and Mountain Creek), unrealized losses of $33 million related to NDT fund investments and a charge of $21 million for the costs associated with the 2007 Illinois electric rate settlement. Excluding the impact of these items, Generation’s net income in the first quarter of 2010 decreased $171 million compared with the same quarter last year primarily due to:

•

Lower energy gross margins, largely due to unfavorable market and portfolio conditions, lower pricing from PECO under the power purchase agreement, decreased nuclear output as a result of a higher number of scheduled refueling outage days and higher nuclear fuel costs; and

•

Higher operating and maintenance costs primarily related to increased planned nuclear refueling outages and increased pension and OPEB expense, partially offset by savings achieved through the cost management initiative.

Generation’s average realized margin on all electric sales, including sales to affiliates and excluding trading activity, was $37.26 per MWh in the first quarter of 2010 compared with $39.25 per MWh in the first quarter of 2009.

ComEd consists of the electricity transmission and distribution operations in northern Illinois.

ComEd recorded net income of $116 million in the first quarter of 2010, compared with net income of $114 million in the first quarter of 2009. First quarter net income in 2010 included after-tax charges of $12 million related to the passage of Federal health care legislation and $1 million associated with the 2007 Illinois electric rate settlement. Excluding the impact of these items, ComEd’s net income in the first quarter of 2010 was up $15 million from the same quarter last year reflecting:

•	Recovery of 2008 and 2009 under-collection of annual uncollectible accounts expense due to the approval by the ICC of ComEd’s rider mechanism; and

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•	Lower operating and maintenance expense, primarily due to Exelon’s ongoing cost management initiative.

The increase in net income was partially offset by:

•	The benefit recognized in the first quarter of 2009 related to an Illinois Supreme Court tax ruling, which was subsequently reversed in the third quarter of 2009.

In the first quarter of 2010, heating degree-days in the ComEd service territory were down 6.3 percent relative to the same period in 2009 and were 3.1 percent below normal. ComEd’s total retail electric deliveries decreased by 1.9 percent quarter over quarter, with declines in deliveries across all major customer classes, primarily driven by the impact of current economic and unfavorable weather conditions.

Weather-normalized retail electric deliveries decreased by 0.8 percent from the first quarter of 2009. For ComEd, weather had an unfavorable after-tax impact of $3 million on first quarter 2010 earnings relative to 2009 and an unfavorable after-tax impact of $1 million relative to normal weather that was incorporated in earnings guidance.

PECO consists of the electricity transmission and distribution operations and the retail natural gas distribution business in southeastern Pennsylvania.

PECO’s net income in the first quarter of 2010 was $101 million, down from $113 million in the first quarter of 2009. First quarter net income in 2010 included an after-tax charge of $10 million related to the passage of Federal health care legislation. Excluding the impact of these items, PECO’s net income in the first quarter of 2010 was down $2 million from the same quarter last year reflecting:

•	Higher CTC amortization, which was in accordance with PECO’s 1998 restructuring settlement with the PAPUC; and

•	Increased storm costs.

The decrease in net income was partially offset by:

•

Lower energy prices under the power purchase agreement with Generation due to increased CTC revenue to ensure full recovery of stranded costs during 2010, the final year of the transition period, which resulted from lower than expected sales volume in 2009.

In the first quarter of 2010, heating degree-days in the PECO service territory were down 4.9 percent from 2009 and were 3.9 percent below normal. Total retail electric deliveries were down 0.5 percent from last year, reflecting a decline in deliveries across all customer classes, primarily driven by the impact of unfavorable weather conditions. On the retail gas side, deliveries in the first quarter of 2010 were down 3.6 percent from the first quarter of 2009.

Weather-normalized retail electric deliveries increased by 0.5 percent from the first quarter of 2009, primarily reflecting increased residential deliveries. For PECO, weather had an unfavorable after-tax impact of $7 million on first quarter 2010 earnings relative to 2009 and an unfavorable after-tax impact of $8 million relative to normal weather that was incorporated in earnings guidance.

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Adjusted (non-GAAP) Operating Earnings

Adjusted (non-GAAP) operating earnings, which generally exclude significant one-time charges or credits that are not normally associated with ongoing operations, mark-to-market adjustments from economic hedging activities and unrealized gains and losses from NDT fund investments, are provided as a supplement to results reported in accordance with GAAP. Management uses such adjusted (non-GAAP) operating earnings measures internally to evaluate the company’s performance and manage its operations. Reconciliation of GAAP to adjusted (non-GAAP) operating earnings for historical periods is attached. Additional earnings release attachments, which include the reconciliation on page 6, are posted on Exelon’s Web site: www.exeloncorp.com and have been furnished to the Securities and Exchange Commission on Form 8-K on April 23, 2010.

Conference call information: Exelon has scheduled a conference call for 11:00 AM ET (10:00 AM CT) on April 23, 2010. The call-in number in the U.S. and Canada is 800-690-3108, and the international call-in number is 973-935-8753. If requested, the conference ID number is 66924279. Media representatives are invited to participate on a listen-only basis. The call will be web-cast and archived on Exelon’s Web site: www.exeloncorp.com. (Please select the Investors page.)

Telephone replays will be available until May 7. The U.S. and Canada call-in number for replays is 800-642-1687, and the international call-in number is 706-645-9291. The conference ID number is 66924279.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2009 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Exelon’s First Quarter 2010 Quarterly Report on Form 10-Q (to be filed on April 23, 2010) in (a) Part II, Other Information, ITEM 1A. Risk Factors and (b) Part I, Financial Information, ITEM 1. Financial Statements: Note 12 and (3) other factors discussed in filings with the Securities and Exchange Commission (SEC) by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company and Exelon Generation Company, LLC (Companies). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. None of the Companies undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

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Exelon Corporation is one of the nation’s largest electric utilities with approximately $17 billion in annual revenues. The company has one of the industry’s largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5.4 million customers in northern Illinois and southeastern Pennsylvania and natural gas to approximately 486,000 customers in the Philadelphia area. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.

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EXELON CORPORATION

Earnings Release Attachments

Consolidating Statements of Operations - Three Months Ended March 31, 2010 and 2009	1

Business Segment Comparative Statements of Operations - Generation and ComEd - Three Months Ended March 31, 2010 and 2009	2

Business Segment Comparative Statements of Operations - PECO and Other - Three Months Ended March 31, 2010 and 2009	3

Consolidated Balance Sheets - March 31, 2010 and December 31, 2009	4

Consolidated Statements of Cash Flows - Three Months Ended March 31, 2010 and 2009	5

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Three Months Ended March 31, 2010 and 2009	6

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Three Months Ended March 31, 2010 and 2009	7

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Generation - Three Months Ended March 31, 2010 and 2009	8

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - ComEd - Three Months Ended March 31, 2010 and 2009	9

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - PECO - Three Months Ended March 31, 2010 and 2009	10

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Other - Three Months Ended March 31, 2010 and 2009	11

Exelon Generation Statistics - Three Months Ended March 31, 2010, December 31, 2009, September 30, 2009, June 30, 2009 and March 31, 2009	12

ComEd Statistics - Three Months Ended March 31, 2010 and 2009	13

PECO Statistics - Three Months Ended March 31, 2010 and 2009	14

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Three Months Ended March 31, 2010
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$2,421	$1,415	$1,455	$(830)	$4,461

Operating expenses
Purchased power	208	753	524	(827)	658
Fuel	391	—	211	(1)	601
Operating and maintenance	740	159	181	(18)	1,062
Operating and maintenance for regulatory required programs (a)	—	19	8	—	27
Depreciation and amortization	109	130	265	10	514
Taxes other than income	57	63	72	5	197

Total operating expenses	1,505	1,124	1,261	(831)	3,059

Operating income	916	291	194	1	1,402

Other income and deductions
Interest expense, net	(35)	(84)	(45)	(19)	(183)
Other, net	79	3	4	7	93

Total other income and deductions	44	(81)	(41)	(12)	(90)

Income (loss) before income taxes	960	210	153	(11)	1,312

Income taxes	399	94	52	18	563

Net income (loss)	$561	$116	$101	$(29)	$749

	Three Months Ended March 31, 2009
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$2,601	$1,553	$1,514	$(946)	$4,722

Operating expenses
Purchased power	175	882	570	(944)	683
Fuel	510	—	266	—	776
Operating and maintenance	928	253	177	3	1,361
Operating and maintenance for regulatory required programs (a)	—	11	—	—	11
Depreciation and amortization	76	123	225	12	436
Taxes other than income	50	78	66	6	200

Total operating expenses	1,739	1,347	1,304	(923)	3,467

Operating income (loss)	862	206	210	(23)	1,255

Other income and deductions
Interest expense, net	(29)	(83)	(50)	(25)	(187)
Loss in equity method investments	(1)	—	(7)	—	(8)
Other, net	(82)	32	5	8	(37)

Total other income and deductions	(112)	(51)	(52)	(17)	(232)

Income (loss) before income taxes	750	155	158	(40)	1,023

Income taxes	222	41	45	3	311

Net income (loss)	$528	$114	$113	$(43)	$712

(a)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues during the period.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Generation

	Three Months Ended March 31,
	2010	2009	Variance
Operating revenues	$2,421	$2,601	$(180)

Operating expenses
Purchased power	208	175	33
Fuel	391	510	(119)
Operating and maintenance	740	928	(188)
Depreciation and amortization	109	76	33
Taxes other than income	57	50	7

Total operating expenses	1,505	1,739	(234)

Operating income	916	862	54

Other income and deductions
Interest expense, net	(35)	(29)	(6)
Loss in equity method investments	—	(1)	1
Other, net	79	(82)	161

Total other income and deductions	44	(112)	156

Income before income taxes	960	750	210

Income taxes	399	222	177

Net income	$561	$528	$33

	ComEd

	Three Months Ended March 31,
	2010	2009	Variance
Operating revenues	$1,415	$1,553	$(138)

Operating expenses
Purchased power	753	882	(129)
Operating and maintenance	159	253	(94)
Operating and maintenance for regulatory required programs (a)	19	11	8
Depreciation and amortization	130	123	7
Taxes other than income	63	78	(15)

Total operating expenses	1,124	1,347	(223)

Operating income	291	206	85

Other income and deductions
Interest expense, net	(84)	(83)	(1)
Other, net	3	32	(29)

Total other income and deductions	(81)	(51)	(30)

Income before income taxes	210	155	55

Income taxes	94	41	53

Net income	$116	$114	$2

(a)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues during the period.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	PECO

	Three Months Ended March 31,
	2010	2009	Variance
Operating revenues	$1,455	$1,514	$(59)

Operating expenses
Purchased power	524	570	(46)
Fuel	211	266	(55)
Operating and maintenance	181	177	4
Operating and maintenance for regulatory required programs (a)	8	—	8
Depreciation and amortization	265	225	40
Taxes other than income	72	66	6

Total operating expenses	1,261	1,304	(43)

Operating income	194	210	(16)

Other income and deductions
Interest expense, net	(45)	(50)	5
Loss in equity method investments	—	(7)	7
Other, net	4	5	(1)

Total other income and deductions	(41)	(52)	11

Income before income taxes	153	158	(5)

Income taxes	52	45	7

Net income	$101	$113	$(12)

(a)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues during the period.

	Other (a)

	Three Months Ended March 31,
	2010	2009	Variance
Operating revenues	$(830)	$(946)	$116

Operating expenses
Purchased power	(827)	(944)	117
Fuel	(1)	—	(1)
Operating and maintenance	(18)	3	(21)
Depreciation and amortization	10	12	(2)
Taxes other than income	5	6	(1)

Total operating expenses	(831)	(923)	92

Operating income (loss)	1	(23)	24

Other income and deductions
Interest expense, net	(19)	(25)	6
Other, net	7	8	(1)

Total other income and deductions	(12)	(17)	5

Loss before income taxes	(11)	(40)	29

Income taxes	18	3	15

Net loss	$(29)	$(43)	$14

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Consolidated Balance Sheets

(unaudited)

(in millions)

	March 31, 2010	December 31, 2009
Assets

Current assets
Cash and cash equivalents	$2,524	$2,010
Restricted cash and investments	42	40
Restricted cash and cash equivalents of variable interest entity	197	—
Accounts receivable, net
Customer	1,628	1,563
Other	439	486
Mark-to-market derivative assets	463	376
Inventories, net
Fossil fuel	130	198
Materials and supplies	562	559
Other	399	209

Total current assets	6,384	5,441

Property, plant and equipment, net	27,737	27,341

Deferred debits and other assets
Regulatory assets	4,668	4,872
Nuclear decommissioning trust (NDT) funds	6,885	6,669
Investments	724	724
Goodwill	2,625	2,625
Mark-to-market derivative assets	867	649
Other	851	859

Total deferred debits and other assets	16,620	16,398

Total assets	$50,741	$49,180

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$256	$155
Short-term notes payable-accounts receivable agreement	225	—
Long-term debt due within one year	827	639
Long-term debt of variable interest entity due within one year	404	—
Long-term debt to PECO Energy Transition Trust due within one year	—	415
Accounts payable	1,143	1,345
Accrued expenses	1,191	923
Deferred income taxes	220	152
Mark-to-market derivative liabilities	183	198
Other	441	411

Total current liabilities	4,890	4,238

Long-term debt	10,808	10,995
Long-term debt to financing trusts	390	390

Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	5,983	5,750
Asset retirement obligations	3,481	3,434
Pension obligations	3,536	3,625
Non-pension postretirement benefits obligations	2,220	2,180
Spent nuclear fuel obligation	1,017	1,017
Regulatory liabilities	3,572	3,492
Mark-to-market derivative liabilities	8	23
Other	1,298	1,309

Total deferred credits and other liabilities	21,115	20,830

Total liabilities	37,203	36,453

Preferred securities of subsidiary	87	87

Shareholders’ equity
Common stock	8,940	8,923
Treasury stock, at cost	(2,328)	(2,328)
Retained earnings	8,534	8,134
Accumulated other comprehensive loss, net	(1,695)	(2,089)

Total shareholders’ equity	13,451	12,640

Total liabilities and shareholders’ equity	$50,741	$49,180

EXELON CORPORATION

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Three Months Ended March 31,
	2010	2009
Cash flows from operating activities
Net income	$749	$712
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization and accretion, including nuclear fuel amortization	718	622
Impairment of long-lived assets	—	223
Deferred income taxes and amortization of investment tax credits	(4)	(80)
Net fair value changes related to derivatives	(233)	(164)
Net realized and unrealized (gains) losses on NDT fund investments	(36)	68
Other non-cash operating activities	72	280
Changes in assets and liabilities:
Accounts receivable	40	108
Inventories	67	132
Accounts payable, accrued expenses and other current liabilities	(303)	(542)
Option premiums (paid) received, net	66	(68)
Counterparty collateral received, net	477	784
Income taxes	517	161
Pension and non-pension postretirement benefit contributions	(98)	(37)
Other assets and liabilities	(171)	(249)

Net cash flows provided by operating activities	1,861	1,950

Cash flows from investing activities
Capital expenditures	(878)	(712)
Proceeds from NDT fund sales	5,968	3,050
Investment in NDT funds	(6,025)	(3,109)
Change in restricted cash	214	23
Other investing activities	12	(4)

Net cash flows used in investing activities	(709)	(752)

Cash flows from financing activities
Changes in short-term debt	101	(4)
Issuance of long-term debt	—	249
Retirement of long-term debt	(1)	(64)
Retirement of long-term debt of variable interest entity	(402)	—
Retirement of long-term debt to financing affiliates	—	(169)
Dividends paid on common stock	(347)	(346)
Proceeds from employee stock plans	11	9
Other financing activities	—	5

Net cash flows used in financing activities	(638)	(320)

Increase in cash and cash equivalents	514	878
Cash and cash equivalents at beginning of period	2,010	1,271

Cash and cash equivalents at end of period	$2,524	$2,149

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Three Months Ended March 31, 2010				Three Months Ended March 31, 2009
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$4,461	$3	(c)	$4,464	$4,722	$33	(c)	$4,755

Operating expenses
Purchased power	658	185	(d)	843	683	201	(d)	884
Fuel	601	48	(d)	649	776	(16	)(d)	760
Operating and maintenance	1,062	2	(e)	1,064	1,361	(236	)(h),(i)	1,125
Operating and maintenance for regulatory required programs (b)	27	—		27	11	—		11
Depreciation and amortization	514	(15	)(e)	499	436	—		436
Taxes other than income	197	—		197	200	—		200

Total operating expenses	3,059	220		3,279	3,467	(51)		3,416

Operating income	1,402	(217)		1,185	1,255	84		1,339

Other income and deductions
Interest expense, net	(183)	—		(183)	(187)	—		(187)
Loss in equity method investments	—	—		—	(8)	—		(8)
Other, net	93	(58	)(f)	35	(37)	96	(f)	59

Total other income and deductions	(90)	(58)		(148)	(232)	96		(136)

Income before income taxes	1,312	(275)		1,037	1,023	180		1,203

Income taxes	563	(188	)(c),(d),(e),(f),(g)	375	311	95	(c),(d),(f),(h),(i)	406

Net income	$749	$(87)		$662	$712	$85		$797

Effective tax rate	42.9%			36.2%	30.4%			33.7%

Earnings per average common share
Basic:
Net income	$1.13	$(0.13)		$1.00	$1.08	$0.13		$1.21

Diluted:
Net income	$1.13	$(0.13)		$1.00	$1.08	$0.12		$1.20

Average common shares outstanding
Basic	661			661	659			659
Diluted	662			662	661			661
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
2007 Illinois electric rate settlement (c)		$—				$0.03
Mark-to-market impact of economic hedging activities (d)		(0.21)				(0.17)
Retirement of fossil generating units (e)		0.01				—
Unrealized gains and losses related to NDT fund investments (f)		(0.03)				0.05
Non-cash charge resulting from health care legislation (g)		0.10				—
NRG acquisition costs (h)		—				0.01
Impairment of certain generating assets (i)		—				0.20

Total adjustments		$(0.13)				$0.12

(a)	Results reported in accordance with GAAP.
(b)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues during the period.
(c)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(d)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities.
(e)	Adjustment to exclude costs associated with the planned retirement of fossil generating units.
(f)	Adjustment to exclude the unrealized losses in 2009 and unrealized gains in 2010 associated with Generation’s NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(g)	Adjustment to exclude a non-cash charge related to the passage of Federal health care legislation that reduces the deductibility of retiree prescription drug benefits for Federal income tax purposes to the extent they are reimbursed under Medicare Part D.
(h)	Adjustment to exclude external costs associated with Exelon’s proposed acquisition of NRG, which was terminated in July 2009.
(i)	Adjustment to exclude the impairment of certain of Generation’s Texas plants recorded during the first quarter of 2009.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating

Earnings to GAAP Earnings (in millions)

Three Months Ended March 31, 2010 and 2009

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	Other	Exelon
2009 GAAP Earnings (Loss)	$1.08	$528	$114	$113	$(43)	$712

2009 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
2007 Illinois Electric Rate Settlement	0.03	21	—	—	—	21
Mark-to-Market Impact of Economic Hedging Activities	(0.17)	(112)	—	—	—	(112)
Unrealized Losses Related to NDT Fund Investments (1)	0.05	33	—	—	—	33
NRG Acquisition Costs (2)	0.01	—	—	—	8	8
Impairment of Certain Generating Assets (3)	0.20	135	—	—	—	135

2009 Adjusted (non-GAAP) Operating Earnings (Loss)	1.20	605	114	113	(35)	797

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Output (4)	(0.04)	(28)	—	—	—	(28)
Nuclear Fuel Costs (5)	(0.03)	(18)	—	—	—	(18)
Market and Portfolio Conditions (6)	(0.05)	(34)	—	—	—	(34)
ComEd and PECO Margins:
Weather	(0.02)	—	(3)	(7)	—	(10)
Load (7)	—	—	(1)	1	—	—
Other Energy Delivery	(0.01)	—	(7)	(3)	—	(10)
Competitive Transition Charge (CTC) Recoveries (8)	—	(29)	—	33	(4)	—
Operating and Maintenance Expense:
Bad Debt (9)	0.01	(1)	1	7	—	7
Recovery of Prior Year Bad Debt Expense at ComEd (10)	0.06	—	36	—	—	36
Labor, Contracting and Materials (11)	0.02	5	13	(2)	—	16
Other Operating and Maintenance (12)	0.02	8	8	(6)	—	10
Pension and Non-Pension Postretirement Benefits (13)	(0.01)	(5)	—	—	—	(5)
Planned Nuclear Refueling Outages (14)	(0.05)	(31)	—	—	—	(31)
Depreciation and Amortization Expense (15)	(0.03)	(11)	(4)	(3)	1	(17)
Scheduled CTC Amortization Expense (16)	(0.04)	—	—	(26)	—	(26)
Benefit From Illinois Tax Ruling (17)	(0.06)	(8)	(35)	—	1	(42)
Income Taxes (18)	—	(17)	(2)	—	19	—
Interest Expense	—	(6)	—	3	2	(1)
Other (19)	0.03	4	9	1	4	18

2010 Adjusted (non-GAAP) Operating Earnings (Loss)	1.00	434	129	111	(12)	662

2010 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
2007 Illinois Electric Rate Settlement	—	(1)	(1)	—	—	(2)
Mark-to-Market Impact of Economic Hedging Activities	0.21	142	—	—	—	142
Unrealized Gains Related to NDT Fund Investments	0.03	20	—	—	—	20
Retirement of Fossil Generating Units (20)	(0.01)	(8)	—	—	—	(8)
Non-Cash Charge Resulting From Health Care Legislation (21)	(0.10)	(26)	(12)	(10)	(17)	(65)

2010 GAAP Earnings (Loss)	$1.13	$561	$116	$101	$(29)	$749

(1)	Reflects the impact of unrealized losses in 2009 and unrealized gains in 2010 on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(2)	Reflects external costs incurred associated with Exelon’s proposed acquisition of NRG, which was terminated in July 2009.
(3)	Reflects the impact of the impairment of certain of Generation’s Texas plants recorded during the first quarter of 2009.
(4)	Primarily reflects the impact of increased planned nuclear outage days in 2010, partially due to steam generator replacement at Three Mile Island.
(5)	Reflects the impact of higher nuclear fuel prices.
(6)	Reflects the impact of a decrease in realized market prices for the sale of energy.
(7)	Reflects the weather-normalized impact of decreased electric deliveries of 0.8% at ComEd and increased electric deliveries of 0.5% at PECO.
(8)	Reflects the impact of lower energy prices under the PPA between Generation and PECO, which expires on December 31, 2010, resulting from increased CTC recoveries at PECO. Generation and PECO marginal tax rate differences are reflected at Exelon Corporate.
(9)	Primarily reflects decreased customer account charge-offs at PECO as a result of improved accounts receivable aging.
(10)	Reflects a credit for the recovery of 2008 and 2009 bad debt expense pursuant to the Illinois Commerce Commission’s February 2010 approval of a bad debt rider, partially offset by a contribution mandated by Illinois legislation.
(11)	Primarily reflects the impact of Exelon’s ongoing cost management initiative, partially offset by inflation related to labor, contracting and materials expense (exclusive of incremental storm costs and planned nuclear refueling outages as disclosed in numbers 12 and 14 below).
(12)	Primarily reflects reduced stock-based compensation costs across the operating companies and the impact of Exelon’s ongoing cost management initiative, partially offset by increased storm costs in 2010 in the PECO service territory.
(13)	Primarily reflects the impact of a decrease in the assumed discount rate used in 2010 to calculate the pension and other postretirement benefit obligations.
(14)	Primarily reflects the impact of increased planned nuclear outage days in 2010, excluding Salem, partially due to steam generator replacement at Three Mile Island.
(15)	Primarily reflects increased depreciation expense across the operating companies due to ongoing capital expenditures and the impact of a first quarter 2010 depreciation study at Generation.
(16)	Reflects an increase in scheduled amortization expense of CTCs at PECO, which will be fully amortized at the end of the transition period on December 31, 2010.
(17)	Reflects the impact of benefits associated with a February 2009 Illinois Supreme Court decision granting Illinois investment tax credits to Exelon recognized in the first quarter of 2009, which were subsequently reversed in the third quarter of 2009.
(18)	Primarily reflects the 2009 impact of tax planning opportunities.
(19)	Primarily reflects decreased taxes other than income at ComEd and realized gains associated with NDT funds at Generation as a result of favorable market conditions in 2010.
(20)	Primarily reflects accelerated depreciation expense associated with the planned retirement of four fossil generating units.
(21)	Reflects a non-cash charge related to the passage of Federal health care legislation that reduces the deductibility of retiree prescription drug benefits for Federal income tax purposes to the extent they are reimbursed under Medicare Part D.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Generation
	Three Months Ended March 31, 2010				Three Months Ended March 31, 2009
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$2,421	$2	(b)	$2,423	$2,601	$33	(b)	$2,634
Operating expenses
Purchased power	208	185	(c)	393	175	201	(c)	376
Fuel	391	48	(c)	439	510	(16	)(c)	494
Operating and maintenance	740	(1	)(d),(e)	739	928	(223	)(g)	705
Depreciation and amortization	109	(15	)(d)	94	76	—		76
Taxes other than income	57	—		57	50	—		50

Total operating expenses	1,505	217		1,722	1,739	(38)		1,701

Operating income	916	(215)		701	862	71		933

Other income and deductions
Interest expense, net	(35)	—		(35)	(29)	—		(29)
Loss in equity method investments	—	—		—	(1)	—		(1)
Other, net	79	(58	)(f)	21	(82)	96	(f)	14

Total other income and deductions	44	(58)		(14)	(112)	96		(16)

Income before income taxes	960	(273)		687	750	167		917

Income taxes	399	(146	)(b),(c),(d),(e),(f)	253	222	90	(b),(c),(f),(g)	312

Net income	$561	$(127)		$434	$528	$77		$605

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(c)	Adjustment to exclude the mark-to-market impact of Generation’s economic hedging activities.
(d)	Adjustment to exclude costs associated with the planned retirement of fossil generating units.
(e)	Adjustment to exclude a non-cash charge related to the passage of Federal health care legislation that reduces the deductibility of retiree prescription drug benefits for Federal income tax purposes to the extent they are reimbursed under Medicare Part D.
(f)	Adjustment to exclude the unrealized losses in 2009 and unrealized gains in 2010 associated with Generation’s NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(g)	Adjustment to exclude the impairment of certain of Generation’s Texas plants recorded during the first quarter of 2009.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	ComEd
	Three Months Ended March 31, 2010				Three Months Ended March 31, 2009
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments	Adjusted Non-GAAP
Operating revenues	$1,415	$1	(c)	$1,416	$1,553	$—	$1,553

Operating expenses
Purchased power	753	—		753	882	—	882
Operating and maintenance	159	(3	)(d)	156	253	—	253
Operating and maintenance for regulatory required programs (b)	19	—		19	11	—	11
Depreciation and amortization	130	—		130	123	—	123
Taxes other than income	63	—		63	78	—	78

Total operating expenses	1,124	(3)		1,121	1,347	—	1,347

Operating income	291	4		295	206	—	206

Other income and deductions
Interest expense, net	(84)	—		(84)	(83)	—	(83)
Other, net	3	—		3	32	—	32

Total other income and deductions	(81)	—		(81)	(51)	—	(51)

Income before income taxes	210	4		214	155	—	155

Income taxes	94	(9	)(c),(d)	85	41	—	41

Net income	$116	$13		$129	$114	$—	$114

(a)	Results reported in accordance with GAAP.
(b)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues during the period.
(c)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(d)	Adjustment to exclude a non-cash charge related to the passage of Federal health care legislation that reduces the deductibility of retiree prescription drug benefits for Federal income tax purposes to the extent they are reimbursed under Medicare Part D.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	PECO
	Three Months Ended March 31, 2010				Three Months Ended March 31, 2009
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments	Adjusted Non-GAAP
Operating revenues	$1,455	$—		$1,455	$1,514	$—	$1,514

Operating expenses
Purchased power	524	—		524	570	—	570
Fuel	211	—		211	266	—	266
Operating and maintenance	181	(2	)(c)	179	177	—	177
Operating and maintenance for regulatory required programs (b)	8	—		8	—	—	—
Depreciation and amortization	265	—		265	225	—	225
Taxes other than income	72	—		72	66	—	66

Total operating expenses	1,261	(2)		1,259	1,304	—	1,304

Operating income	194	2		196	210	—	210

Other income and deductions
Interest expense, net	(45)	—		(45)	(50)	—	(50)
Loss in equity method investments	—	—		—	(7)	—	(7)
Other, net	4	—		4	5	—	5

Total other income and deductions	(41)	—		(41)	(52)	—	(52)

Income before income taxes	153	2		155	158	—	158

Income taxes	52	(8	)(c)	44	45	—	45

Net income	$101	$10		$111	$113	$—	$113

(a)	Results reported in accordance with GAAP.
(b)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues during the period.
(c)	Adjustment to exclude a non-cash charge related to the passage of Federal health care legislation that reduces the deductibility of retiree prescription drug benefits for Federal income tax purposes to the extent they are reimbursed under Medicare Part D.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Other

	Three Months Ended March 31, 2010				Three Months Ended March 31, 2009
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$(830)	$—		$(830)	$(946)	$—		$(946)

Operating expenses
Purchased power	(827)	—		(827)	(944)	—		(944)
Fuel	(1)	—		(1)	—	—		—
Operating and maintenance	(18)	8	(b)	(10)	3	(13	)(c)	(10)
Depreciation and amortization	10	—		10	12	—		12
Taxes other than income	5	—		5	6	—		6

Total operating expenses	(831)	8		(823)	(923)	(13)		(936)

Operating income (loss)	1	(8)		(7)	(23)	13		(10)

Other income and deductions
Interest expense, net	(19)	—		(19)	(25)	—		(25)
Other, net	7	—		7	8	—		8

Total other income and deductions	(12)	—		(12)	(17)	—		(17)

Loss before income taxes	(11)	(8)		(19)	(40)	13		(27)

Income taxes	18	(25	)(b)	(7)	3	5	(c)	8

Net loss	$(29)	$17		$(12)	$(43)	$8		$(35)

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude a non-cash charge related to the passage of Federal health care legislation that reduces the deductibility of retiree prescription drug benefits for Federal income tax purposes to the extent they are reimbursed under Medicare Part D.
(c)	Adjustment to exclude external costs associated with Exelon’s proposed acquisition of NRG, which was terminated in July 2009.

EXELON CORPORATION

Exelon Generation Statistics

	Three Months Ended
	Mar. 31, 2010	Dec. 31, 2009	Sept. 30, 2009	Jun. 30, 2009	Mar. 31, 2009
Supply (in GWhs)
Nuclear Generation
Mid-Atlantic (a)	11,776	11,137	12,349	12,276	12,104
Midwest	22,333	22,472	23,335	22,719	23,278

Total Nuclear Generation	34,109	33,609	35,684	34,995	35,382
Fossil and Hydro Generation
Mid-Atlantic (b)	2,564	1,986	2,044	2,279	2,629
Midwest	—	—	—	3	1
South	119	48	645	419	135

Total Fossil and Hydro Generation	2,683	2,034	2,689	2,701	2,765
Purchased Power
Mid-Atlantic	463	342	531	372	502
Midwest	1,914	1,991	1,923	1,673	2,151
South	2,701	2,851	4,215	3,231	3,424

Total Purchased Power	5,078	5,184	6,669	5,276	6,077
Total Supply by Region
Mid-Atlantic	14,803	13,465	14,924	14,927	15,235
Midwest	24,247	24,463	25,258	24,395	25,430
South	2,820	2,899	4,860	3,650	3,559

Total Supply	41,870	40,827	45,042	42,972	44,224

	Three Months Ended
	Mar. 31, 2010	Dec. 31, 2009	Sept. 30, 2009	Jun. 30, 2009	Mar. 31, 2009
Electric Sales (in GWhs)
ComEd (e)	3,428	3,439	3,639	4,215	5,537
PECO	10,228	9,588	10,809	9,277	10,223
Market and Retail (e)	28,214	27,800	30,594	29,480	28,464

Total Electric Sales (c) (d)	41,870	40,827	45,042	42,972	44,224

Average Margin ($/MWh) (f)
Mid-Atlantic	$41.41	$43.15	$41.47	$45.76	$45.56
Midwest	41.00	41.98	40.94	41.73	42.26
South	(16.67)	(14.49)	(3.50)	(6.85)	(9.18)
Average Margin - Overall Portfolio	$37.26	$38.36	$36.32	$38.96	$39.25

Around-the-clock Market Prices ($/MWh) (g)
PJM West Hub	$44.54	$37.31	$33.20	$33.70	$49.18
NiHub	34.47	29.61	25.69	26.11	34.09
Henry Hub	5.15	4.25	3.15	3.69	4.58

(a)	Includes Generation’s proportionate share of the output of its nuclear generating plants, including Salem Generating Station (Salem), which is operated by PSEG Nuclear, LLC.
(b)	Includes New England generation.
(c)	Excludes retail gas activity, trading portfolio and other operating revenue.
(d)	Total sales do not include trading volume of 920 GWhs, 1,599 GWhs, 1,645 GWhs, 2,003 GWhs and 2,331 GWhs for the three months ended March 31, 2010, December 31, 2009, September 30, 2009, June 30, 2009 and March 31, 2009, respectively.
(e)	ComEd line item represents sales under the 2006 ComEd Auction. Settlements of the ComEd swap and sales under the RFP have been excluded from ComEd and included in Market and Retail sales. In addition, renewable energy credit sales to affiliates have been included within Market and Retail sales.
(f)	Excludes the mark-to-market impact of Generation’s economic hedging activities.
(g)	Represents the average for the quarter.

EXELON CORPORATION

ComEd Statistics

Three Months Ended March 31, 2010 and 2009

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2010	2009	% Change	Weather-Normal % Change	2010	2009	% Change
Retail Deliveries and Sales (a)
Residential	6,943	7,063	(1.7)%	0.1%	$778	$846	(8.0)%
Small Commercial & Industrial	7,930	8,149	(2.7)%	(1.7)%	387	449	(13.8)%
Large Commercial & Industrial	6,663	6,775	(1.7)%	(1.1)%	97	100	(3.0)%
Public Authorities & Electric Railroads	367	346	6.1%	9.1%	18	15	20.0%

Total Retail	21,903	22,333	(1.9)%	(0.8)%	1,280	1,410	(9.2)%

Other Revenue (b)					135	143	(5.6)%

Total Electric Revenue					$1,415	$1,553	(8.9)%

Purchased Power					$753	$882	(14.6)%

Heating and Cooling Degree-Days				% Change
	2010	2009	Normal	From 2009	From Normal
Heating Degree-Days	3,110	3,320	3,208	(6.3)%	(3.1)%
Cooling Degree-Days	—	—	—	—	—

Number of Electric Customers	2010	2009
Residential	3,441,055	3,438,554
Small Commercial & Industrial	361,370	359,523
Large Commercial & Industrial	1,967	2,059
Public Authorities & Electric Railroads	4,986	5,045

Total	3,809,378	3,805,181

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from ComEd and customers electing to receive electric generation services from a competitive electric generation supplier. All customers are assessed charges for delivery. For customers purchasing electricity from ComEd, revenue also reflects the cost of energy.
(b)	Other revenue primarily includes transmission revenue from PJM Interconnection, LLC (PJM). Other items include late payment charges and mutual assistance program revenues.

EXELON CORPORATION

PECO Statistics

Three Months Ended March 31, 2010 and 2009

	Electric and Gas Deliveries				Revenue (in millions)
	2010	2009	% Change	Weather-Normal % Change	2010	2009	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	3,527	3,535	(0.2)%	1.8%	$473	$466	1.5%
Small Commercial & Industrial	2,150	2,196	(2.1)%	(0.9)%	248	250	(0.8)%
Large Commercial & Industrial	3,794	3,792	0.1%	0.1%	324	319	1.6%
Public Authorities & Electric Railroads	246	246	0.0%	(0.3)%	23	24	(4.2)%

Total Retail	9,717	9,769	(0.5)%	0.5%	1,068	1,059	0.8%

Other Revenue (b)					61	67	(9.0)%

Total Electric Revenue					1,129	1,126	0.3%

Gas (in mmcfs)
Retail Sales	27,584	28,614	(3.6)%	1.4%	318	380	(16.3)%
Transportation and Other	8,617	7,878	9.4%	9.6%	8	8	0.0%

Total Gas	36,201	36,492	(0.8)%	3.1%	326	388	(16.0)%

Total Electric and Gas Revenues					$1,455	$1,514	(3.9)%

Purchased Power					$524	$570	(8.1)%
Fuel					211	266	(20.7)%

Total Purchased Power and Fuel					$735	$836	(12.1)%

				% Change
Heating and Cooling Degree-Days	2010	2009	Normal	From 2009	From Normal
Heating Degree-Days	2,411	2,534	2,510	(4.9%)	(3.9%)
Cooling Degree-Days	—	—	—	—	—
Number of Electric Customers	2010	2009	Number of Gas Customers		2010	2009
Residential	1,406,614	1,407,089	Residential		446,440	444,349
Small Commercial & Industrial	156,374	156,065	Commercial & Industrial		41,286	41,285

Large Commercial & Industrial	3,091	3,088	Total Retail		487,726	485,634
Public Authorities & Electric Railroads	1,084	1,080	Transportation		795	732

Total	1,567,163	1,567,322	Total		488,521	486,366

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers electing to receive electric generation service from a competitive electric generation supplier. All customers are assessed charges for transmission, distribution and a CTC. For customers purchasing electricity from PECO, revenue also reflects the cost of energy.
(b)	Other revenue includes transmission revenue from PJM, wholesale revenue and other wholesale energy sales.